SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)                February 4, 2005



                                 PEOPLES BANCORP
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             (Exact name of Registrant as Specified in its Charter)



       Indiana                          000-18991                  35-1811284
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(State or Other Jurisdiction          (Commission               (IRS Employer
     of Incorporation)                 File Number)          Identification No.)


212 West 7th Street, Auburn, Indiana                                    46706
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(Address of Principal Executive Offices)                              (Zip Code)


Registrant's telephone number, including area code:               (260) 925-2500
                                                                  --------------



                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)






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                                 PEOPLES BANCORP
                                AND SUBSIDIARIES



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Not applicable

(b) Not applicable

(c) The following exhibit is filed herewith:

              Exhibit 99            Press Release dated February 4, 2005


ITEM 9.  REGULATION D DISCLOSURE

     On February 4, 2005, Peoples Bancorp issued a press release announcing its Unaudited financial results for the quarter ended December 31, 2004. A copy of the press release is attached to this Report as an exhibit and is incorporated herein by reference. The attached exhibit is furnished pursuant to Item 9 of Form 8-K.



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                                 PEOPLES BANCORP
                                AND SUBSIDIARIES

                                   SIGNATURES


Under the  requirements  of the Securities  Exchange Act of 1934, the Registrant

has duly  caused  this  Report  to be signed  on its  behalf by the  undersigned thereunto duly authorized.



Date:    February 4, 2005                              s/Maurice F. Winkler, III
                                                       Chief Executive Officer





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                                                                      Exhibit 99


                                     Date:               February 4, 2005
For Immediate Release                NASDAQ Symbol:      PFDC
                                     Contact:            Maurice F. Winkler, III
                                     Phone:              260-925-2500



Peoples Bancorp Reports Earnings

Peoples Bancorp reported net income for the first quarter ended December 31, 2004, of $1,114,225 verses the same quarter last year income of $1,276,439. First Quarter earnings per share was $0.33 per share compared to $0.37 per share for the same period one year ago.

Maurice F.  Winkler  III,  President  of  Peoples  Bancorp,  indicated  "In this
challenging   interest  rate   environment  we  are  pleased  with  the  current
performance of our banks and the company during the first quarter."

Peoples reported assets on December 31, 2004, of $492,001,994. Peoples had 3,365,419 shares of stock outstanding as of December 31, 2004, and the price of Peoples Bancorp stock as of February 4, 2005 , was $22.00 per share as listed on the NASDAQ National Marketing System under the symbol PFDC. At December 31, 2004, stockholders equity was $65,294,276, capital to assets ratio of 13.27%, and a book value of $19.40.

Peoples Bancorp, through its Indiana subsidiary, Peoples Federal Savings Bank, operates nine full-service offices located in Auburn, Avilla, LaGrange, Garrett, Kendallville, Topeka, Waterloo, and two in Columbia City, Indiana. Peoples Bancorp's Michigan subsidiary, First Savings Bank, operates six full service offices located in Three Rivers (two offices), Schoolcraft, and Union in Michigan, and Howe and Middlebury in Indiana.



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           SELECTED CONSOLIDATED FINANCIAL DATA OF PEOPLES BANCORP

                              December 31,    September 30,    December 31,
----------------------------------------------------------------------------
                                  2004           2004              2003
----------------------------------------------------------------------------
Balance Sheet Data:
   Total assets                 $492,001,994   $491,445,300    $501,234,415
   Loans receivable, net         361,434,109    360,161,158     361,876,768
   Investments and other
      interest earning assets    101,816,142    104,518,198     116,145,371
   Deposits                      367,987,464    370,824,854     378,173,509
   Stockholders' equity           65,294,276     64,991,560      63,929,555
   Non-performing loans and REO    2,231,000      2,381,000       3,884,000
   Equity to assets ratio             13.27%         13.22%          12.75%
   Book value per share               $19.40          19.30          $18.83

                                                Three Months Ended
                                                    December 31,
                                         -----------------------------------
Operating Data:                               2004               2003
                                         ----------------   ----------------
   Interest income                           $ 6,683,281        $ 6,844,042
   Interest expense                            2,519,189          2,656,575
                                         ----------------   ----------------
   Net interest income                         4,164,092          4,187,467
   Provision
      for losses on loans                         29,850             41,196
                                         ----------------   ----------------
   Net interest income after provision
      for losses on loans                      4,134,242          4,146,271
   Other income                                  543,876            556,366
   Other expenses                              2,967,103          2,735,268
                                         ----------------   ----------------
   Income before income taxes                  1,711,015          1,967,369
   Income tax expense                            596,790            690,930
                                         ----------------   ----------------
   Net income                                $ 1,114,225        $ 1,276,439
                                         ================   ================

   Basic  income per common share                 $ 0.33             $ 0.38
   Diluted income per common share                $ 0.33             $ 0.37
   Dividends per common share                     $ 0.18             $ 0.17

Other Data:
   Average yield
      on all interest-earning assets               5.69%              5.73%
   Average cost
      of all interest-bearing liabilities          2.36%              2.43%
   Interest rate spread                            3.33%              3.30%

   Return on assets (net income divided by
      average total assets)                        0.90%              1.01%
   Return on equity (net income divided
      by average total equity)                     6.83%              8.01%
   Dividend payout ratio
      (dividends per common share divided by
      net income per common share)                54.39%             45.32%

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